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                                                                     Exhibit 14



         Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 1 to the Registration Statement (Form N-6 No. 333-141778) pertaining to Lincoln Life & Annuity Flexible Premium Variable Life Account Y, and to the use therein of our reports dated (a) March 19, 2007, with respect to the financial statements of Jefferson Pilot LifeAmerica Insurance Company, (b) March 7, 2007, with respect to the financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account Y, (c) March 19, 2007, with respect to the financial statements of Lincoln Life & Annuity Company of New York (the former depositor), and (d) April 2, 2007 with respect to the supplemental financial statements of Lincoln Life & Annuity Company of New York (formerly known as Jefferson Pilot LifeAmerica Insurance Company).

                                                          /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 23, 2007